SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, DC  20549

                               FORM S-8

                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1993

                       ACME ELECTRIC CORPORATION
        (Exact name of registrant as specified in its charter)

           NEW YORK                                     16-0324980
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                     Identification No.)

400 Quaker Road, East Aurora, New York                  14052-2199
(Address of Principal Executive Offices)                (Zip Code)

           ACME ELECTRIC CORPORATION 1989 STOCK OPTION PLAN
                       (Full title of the plan)

        DAVID G. ANDERSON, SECRETARY, ACME ELECTRIC CORPORATION
           400 Quaker Road, East Aurora, New York 14052-2199
                (Name and address of agent for service)

                            (716) 655-3800
     (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE

Title of         Amount to be      Proposed    Proposed    Amount of
securities to    registered(1)     maximum     maximum     registration
be registered                      offering    aggregate   fee(3)
                                   price per   offering
                                   share(2)    price(2)

Common stock     225,000 Shares    $21.4375    $4,823,437  $1,664
$1 Par Value

(1) These are additional shares being registered pursuant to General Instruction E to Form S-8.
(2) The shares are to be offered at prices not presently determinable. The offering price is estimated solely for the purpose of calculating the registration fee (based on the average of the high and low prices reported in the consolidated reporting system on May 18, 1995).
(3) The registration fee has been computed pursuant to Rule 457(c).

                      INCORPORATION BY REFERENCE

    Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed by Acme Electric Corporation (the "Company") on May 31, 1994, under Registration Number 33-79488, with respect to securities offered pursuant to its 1989 Stock Option Plan (the "Plan"), are hereby incorporated by reference herein, and the opinions and consents listed below are annexed hereto:

Exhibit No.                        Description

5 Opinion of Saperston & Day, P.C. as to the validity of the securities being registered.

23(a)              Consent of Saperston & Day, P.C. is included in
                   Exhibit 5 to this registration statement.

23(b)              Consent of Price Waterhouse.


                              SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of East Aurora, State of New York, on the 5th day of May 1995.

                                         ACME ELECTRIC CORPORATION
                                                (Registrant)


                                         By: /s Robert J. McKenna
                                            Robert J. McKenna
                                            Chair, President and
                                            Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                           POWER OF ATTORNEY

    Each person, on so signing, also makes, constitutes and appoints Robert J. McKenna, Chairman, President, Chief Executive Officer, and Director of the Company, his true and lawful attorney-in-fact to execute on such person's respective behalf all amendments to the Registration Statement.


       Title                   Signature                      Date

Chairman, President,
Chief Executive
Office, and Director
(principal executive
officer)                s/ Robert J. McKenna               May 5, 1995
                        Robert J. McKenna

Senior Vice President
and Chief Financial
Officer
(principal accounting
officer)                s/ Daniel K. Corwin                May 5, 1995
                        Daniel K. Corwin

Director                s/ G. Wayne Hawk                   May 5, 1995
                        G. Wayne Hawk

Director                s/ Robert T. Brady                 May 5, 1995
                        Robert T. Brady

Director                s/ W. Bennett Conner               May 5, 1995
                        W. Bennett Conner

Director                s/ Terry M. Manon                  May 5, 1995
                        Terry M. Manon

Director                s/ James W. McLaughlin             May 5, 1995
                        James W. McLaughlin

                               EXHIBIT 5



March 13, 1995



ACME ELECTRIC CORPORATION                                     (BC03731)
400 Quaker Road
East Aurora, New York  14052-2199

Gentlemen:

    We have examined copies of the Certificate of Incorporation and Bylaws of Acme Electric Corporation, a New York corporation ("Acme"), as amended to date; and the minutes of the meetings of the Board of Directors and Shareholders of Acme held on August 19, 1994, and October 28, 1994, respectively, authorizing the amendment of the Acme Electric Corporation 1989 Stock Option Plan (the "Plan"); and the provisions of the Plan. We have also examined such other documents, papers, statutes and authorities as we deemed necessary to form a basis for the opinions hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as certified or photostatic copies. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of Acme and others.

    We advise you that in our opinion, Acme is a corporation duly organized and existing under the laws of the State of New York, with an authorized capital of 8,502,000 shares, designated as 2,000 shares of 5% Cumulative Preferred Stock, $100 par value, 500,000 shares of Preference Stock, $10 par value, and 8,000,000 shares of Common Stock, $1.00 par value.

    We further advise you that in our opinion, the Board of Directors of Acme, with the approval of the Shareholders, validly authorized the amendment of the Plan and caused it to be instituted. It is our opinion that stock options issued in accordance with the terms of the Plan, as amended, will be validly issued. We are also of the opinion that the shares of Acme Common Stock, $1.00 par value ("Common Stock"), which may be issued hereafter on the exercise of such options will be validly authorized and issued Common Stock, and that upon full payment of the option price therefor, will be fully paid and non-assessable, with no personal liability attaching thereto under the laws of the State of New York.

    We hereby consent to your filing a copy of this opinion as an exhibit to the Registration Statement on Form S-8 to be filed by Acme with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering 225,000 additional shares of Common Stock reserved for issuance upon the exercise of stock options which have been or may be granted under the Plan, as the opinion of attorneys who have passed upon the legality of the Plan, the options and rights issued under the Plan and the shares to be issued in connection therewith.

Very truly yours,

SAPERSTON & DAY, P.C.


By:  s/ Timothy C. Cashmore

                             EXHIBIT 23(b)


                  CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 10, 1994, with appears on page 18 of the 1994 Annual Report to Shareholders of Acme Electric Corporation, which is incorporated by reference in Acme Electric Corporation's Annual Report on Form 10-K for the year ended June 30, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-2 of such Annual Report on Form 10-K.


PRICE WATERHOUSE



Buffalo, New York
May 5, 1995